UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2024, Celularity Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd (“Yorkville”) pursuant to which the Company had the right to sell to Yorkville up to $10.0 million of the Company’s Class A common stock subject to certain limitations and conditions set forth in the SEPA, from time to time, over a 36-month period. In connection with the SEPA, on March 13, 2024, the Company issued Yorkville a convertible note in the principal amount of $3,150,000 (the “Note”) and entered into a registration rights agreement (the “RRA” and together with the SEPA and the Note, the “Yorkville Transaction Documents”) with Yorkville pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) for the resale by Yorkville of the shares of the Company’s Class A common stock issued under the SEPA.

On March 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with Yorkville to extend the maturity date of the Note from March 13, 2025 to May 12, 2025. In addition, Yorkville agreed not to declare an event of default under the Yorkville Transaction Documents until May 12, 2025 (the “Forbearance”).

In connection with the maturity date extension and Forbearance, the Company agreed to issue to Yorkville 100,000 shares of the Company’s Class A common stock. The shares of Class A common stock were issued with piggyback registration rights such that the resale of such shares by Yorkville are to be included on any such registration statement filed by the Company following the issuance.

The shares of Class A common stock were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the shares of Class A common stock has not been registered under the Securities Act or any state securities laws. The shares of Class A common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the shares of Class A common stock described herein.

The material terms of the Yorkville Transaction Documents are summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2024, which descriptions are incorporated herein by reference.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement to Yorkville Transaction Documents dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: March 21, 2025
	By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chairman and CEO

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